Exhibit 10.24

English Translation

Hutchison MediPharma Limited

Employment Contract

Party A :	Hutchison MediPharma Limited (the “Company” or “Party A”)
Legal Address :	Building 4, 720 Cailun Road, Zhangjiang Hi-Tech Park Pudong, Shanghai, China

Party B (employee) :
Identity Card Number :
Residential Address :
Contact Number:

Party A, a wholly foreign-owned enterprise, agrees to engage Party B as a contract employee.

In accordance with the Labor Law of the People’s Republic of China, Labor Contract Law of the People’s Republic of China and other applicable laws, regulations and administrative rules, in the principal of lawfulness, fairness, equality, free will, good faith and negotiated consensus and on the basis that Party A has disclosed to Party B  the information concerning the employment contract (the “Contract”), in connection with the establishment of employment relationship between the two parties and their respective obligations and responsibilities, Party A and Party B enter into this Contract. Party A and Party B agree to abide by the terms and conditions herein.

ARTICLE I
CONDITIONS PRECEDENT OF THE CONTRACT

1.1.                            Party A and Party B are parties to the Contract.

1.2.                            Party A is a legal employer that is registered in the People’s Republic of China and qualified as an employer.

1.3.                            Party B hereby warrants that, as of the date of the execution of the Contract, he/she has not established any labor or employment relationship with any third party and is not subject to any non-compete restrictions. In addition, Party B warrants that nothing between Party B and any other third party would affect the validity and performance of the Contract.

1.4.                            Party B warrants to the Party A that he/she will not infringe any business secrets or other legal rights of any third parties in performing his/her duties after he is employed by Party A. Party B shall be held responsible for any legal consequences resulting from the infringement.

ARTICLE II
CONTRACT TERM

2.1.                            The term of this Contract (the “Contract Term”) shall commence on [   ] and end on [  ] including a probation period commencing on [   ] and ending on [   ] (the “Probation Period”).

2.2.                            Party A may terminate this Contract if Party B fails to meet with the recruitment conditions during the Probation Period.

2.3.                            Party A shall evaluate Party B’s performance prior to the expiration of the Probation Period. If Party B passes the evaluation, he/she will become a formal employee of Party A.  If Party B fails to pass the evaluation and therefore is proved to have failed to meet the recruitment conditions, Party A has the right to terminate the Contract.

2.4.                            The Contract shall be automatically terminated by the expiration of the Contract Term, provided that circumstances do not exist under which the Contract is required to be renewed by laws. The Contract may be renewed by mutual consent of both parties upon consultation.

2.5.                            If the actual employment commencement date is inconsistent with the commencement date of the Contract, an employment relationship shall be deemed to have been established between Party A and Party B on the date of the actual employment commencement date, and the Probation Period shall be calculated from the date of actual employment.

ARTICLE III
POSITION AND WORK PLACE

3.1.                            Based on its business operation, Party A appoints Party B as [    ]. Party B’s duties and responsibilities will be specified in a separate document drafted by Party A.

3.2.                            Party B is expected to work at Shanghai. Party A may assign Party B to work at other cities with the expansion of Party A’s business operation.

3.3.                            Party A may adjust Party B’s position and work place as Party A deems necessary in view of the work requirements of the Company, Party B’s expertise, specialties, capabilities, performance and health status.

3.4.                            Party B shall complete the work assigned by Party A on a timely basis and in a quantity and quality sufficient to satisfy Party A’s requirements.

ARTICLE IV
LABOR PROTECTION AND WORK CONDITION

4.1.                            Party A shall provide Party B a work environment that complies with safety and sanitation requirements stipulated by state laws and regulations and ensure that Party B works in a safe environment free from threats of bodily harm.

4.2.                            Based on the actual circumstance of Party B’s job, Party A shall provide Party B necessary labor protection supplies according to relevant regulations. Party B shall strengthen self-protection awareness and strictly abide by all safety operating procedures.

4.3.                            Party A shall take measures to actively protect its employees from occupational hazards as required by the state or local regulations and ensure that Party B is not exposed to any threat of bodily harm.

4.4.                            Party A shall educate and train its employees on labor safety and sanitation and provide to its employees health check regularly in accordance with relevant regulations. Party B shall attend the training on labor safety and sanitation organized by Party A, strictly implement any safety protocol or operational procedure formulated by Party A, and use the labor protection supplies properly.

ARTICLE V
WORKING HOURS AND VACATION

5.1.                            In view of Party B’s position, Party A and Party B agree to choose item [   ] as the working hour system for Party B, and the specific working hours shall be reasonably determined by Party A.

(a)                                 standard working hour system.

(b)                                 flexible working hour system; and

(c)                                  comprehensive working hour system.

5.2.                            During the Contract Term, subject to relevant labor authority’s approval, if Party B’s department decides to adopt the flexible working hour system, then the working hour system applicable to Party B shall be automatically changed to flexible working hour system.

5.3.                            Party B shall be entitled the statutory holidays and paid leaves pursuant to Party A’s policies.

ARTICLE VI
REMUNERATION

6.1.                            Party A will determine its employees’ remuneration and pay scale considering the Company’s current operation and profits according to the Company’s relevant policies.

6.2.                            Party B is entitled to remuneration, provided that Party B attends to work regularly and completes the work assigned by Party A on time and in a quantity and quality sufficient to satisfy Party A’s requirements. Party B’s monthly salary (including the allowances and subsidies given in accordance with the national and local regulations) shall be specified in the offer letter or the notice of salary adjustment.

6.3.                            Party A shall pay its employees on the last day of each month and make payment using the methods specified in Party A’s relevant policies.

6.4.                            Party B shall pay the income tax according to laws, which will be withheld and deducted from Party B’s monthly salary or year-end bonuses by Party A.

6.5.                            Bonuses will be determined based on performance evaluation and therefore only employees that attend the performance review and hold the job at the time of the bonuses payment are entitled to bonuses.

6.6.                            Party A will adjust Party B’s remuneration reasonably in view of the company’s operation status, consumer price index, and Party B’s capability, performance, position and location change. Party B shall obey Party A’s decision on remuneration adjustment.

ARTICLE VII
SOCIAL INSURANCE AND BENEFITS

7.1.                            In case that Party B has suffered diseases or non-work related injuries, the benefits Party B is entitled to shall be determined according to applicable laws and regulations.

7.2.                            In case that Party B has suffered work-related injury, or is pregnant, on maternity leave or nursing leave, the benefits Party B is entitled to shall be determined according to applicable laws and regulations.

7.3.                            Party A shall make the social insurance and housing fund contributions for Party B according to laws and provide additional insurance to Party B considering the Company’s actual situations. Party B shall bear the portion of the social insurance payable by himself in accordance with laws, and any such portion will be deducted accordingly by Party A from Party B’s salary.  Party B undertakes that he/she will submit valid documents and certificates for social insurance and housing fund contribution purpose according to Party A’s instructions. Party B will be responsible for any consequences resulting from his/her delay in submitting the required documents and certificates.

7.4.                            Party A may adjust the benefits Party B is entitled to as Party A deems appropriate in view of Party A’s operation and profits.

ARTICLE VIII
DISCIPLINES, REWARD AND PUNISHMENT

8.1.                            Party A has the right to formulate the employee code of conduct and other internal rules and policies that are not in violation of laws and regulations based on the principle of deliberative democracy. Party A shall manage its daily operation and discipline Party B based on the internal rules and polices.

8.2.                            Party B shall abide by state laws, regulation and the administrative rules as well as the internal rules and policies adopted by Party A. Party A has the right to discipline Party B for violations in accordance with the Company’s internal rules and policies.

8.3.                            Party B shall read carefully the internal rules and policies published by Party A and keep well informed of any information released by Party A. Party B shall be responsible for any consequences resulting from  his/her failing to read any information on a timely basis released by Party A.

8.4.                            Party A may amend the internal rules and policies or adopt new internal rules and policies during the Contract Term. If the original internal rules and policies conflict with the new internal rules and policies, Party B agrees to implement the new internal rules and policies.

8.5.                            Party B shall properly keep Party A’s properties and return the properties to Party A at the time of the separation from the employment with Party A. Party B shall be responsible for any lost or damaged properties arising from his/her willful misconduct or negligence.

8.6.                            Party B undertakes that all information, documents and certificates provided by him/her to Party A are true, authentic and valid and Party B assumes any consequences therefrom.

8.7.                            Party A may grant spiritual or material rewards to employees who demonstrate outstanding results or act in compliance with the company’s internal rules and policies.

8.8.                            Party A may give oral, written warning, disciplinary sanctions or terminate the employment with the employees who violate the internal rules and policies or labor disciplines.

ARTICLE IX
CONFIDENTIALITY AND INTELLECTUAL PROPERTY OWNERSHIP

9.1.                            Party A and Party B acknowledge that Party B, in the course of performing his/her duties, will have access to the confidential information (the “Confidential Information”) with respect to Party A’s business secrets and intellectual properties which Party A owns or has rights or interests in. Party B shall keep the Confidential Information in confidence.

9.2.                            Party B shall strictly abide by any internal rules and policies in relation to the Confidential Information and be responsible for maintaining the confidentiality in performing his/her duties.  Without prior written consent from Party A, Party B shall not disclose to any third party (including other unauthorized employees of Party A) the Confidential Information except where the disclosure is made for the purpose of performing his/her duties and obligations hereunder.

9.3.                            Party B is obligated to maintain the safety of the Company’s funds, safeguard the Company’s reputation, and keep confidential of the technical and business secrets of the Company.  Party B shall be held responsible for recovering or assuming any losses resulting from Party B’s willful conducts or negligent actions according to laws or the Company’s internal rules and policies.

9.4.                            During his/her employment with Party A, Party B shall not engage in any conduct and business activity which might compete with Party A or conflict with Party A’s interests including, but not limited to, working for companies in competition with Party A or operating companies or business in competition with Party A. Party A will punish Party B for any breach of this provision according to the Company’s policies.

9.5.                            Party A will provide professional trainings to Party B and assume the training cost. Where there are employment term and penalties for breach agreed by both parties, if Party B resigns prior to the expiration of the employment term or Party B is terminated by Party A as a result of Party B’s fault, Party B shall assume compensation liability in accordance with the relevant laws or the Company’s policies.

ARTICLE X

TERMINATION AND ALTERATION

10.1.                     The Contract will be terminated under the following circumstances:

(a)                                 where the Contract expires;

(b)                                 where Party A is declared bankrupt;

(c)                                  where Party A is revoked of business license, ordered close, revocation or decides an early dissolution;

(d)                                 where Party B starts to enjoy basic endowment insurance according to law;

(e)                                  where Party B is dead or declared dead or disappearing by People’s Court;  or

(f)                                   other circumstances stipulated by applicable laws, administrative rules and regulations .

10.2.                     Both parties negotiate and agree to terminate the Contract.

10.3.                     Party A may terminate the Contract at any time without giving any compensation to Party B, if:

(a)                                 Party B fails to meet the recruitment conditions during the Probation Period;

(b)                                 Party B seriously breaches Party A’s labor disciplines or internal rules and policies;

(c)                                  Party B is seriously negligent in the performance of his/her duties or commits embezzlement or corruption causing great damages to Party A;

(d)                                 Party B is accused of criminal offence or sentenced to rehabilitate through labor;

(e)                                  Party B establishes employment relationship with other employers which materially affects Party B’s completion of his task with Party A or Party B refuses to rectify after being cautioned by Party A;

(f)                                   Party A concludes the Contract against its true intention by fraud, coercion or taking advantage of Party A’s difficulties and which leads to invalidate this Contract; or

(g)                                  other circumstances stipulated by applicable laws and regulations.

10.4.                     Party A may terminate the Contract by giving 30 days’ prior written notice to Party B or one month’s salary in lieu of notice under the following circumstances:

(a)                                 where Party B is unable to either resume his original work or to engage in other work arranged for him by Party A after the expiration of the prescribed medical treatment period for an illness or non-work-related injury;

(b)                                 where Party B is incompetent and remains incompetent after training or adjustment of his position; or

(c)                                  where a material change in the objective circumstances relied upon at the time of entering into the Contract renders it impossible for the parties to perform the Contract, and, after consultation, the parties are unable to reach an agreement on amending the Contract.

10.5.                     Party B may terminate the contract by giving 30 days’ prior written notice to Party A’s relevant department and the parties will determine the last working day for Party B. If Party B resigns during the Probation Period, Party B shall give three days’ prior written notice to Party A.

10.6.                     Party B may terminate the Contract :

(a)                                 if Party A fails to provide labor protection and work conditions under the Contract;

(b)                                 if Party A fails to pay remuneration in full on a timely basis;

(c)                                  if Party A fails to pay the social insurance fees for Party B in accordance with laws;

(d)                                 if the rules and policies of the employer violates the laws and regulations and infringes the interests of labors;

(e)                                  if there are circumstances stipulated in subsection 1 of Section 26 of the Labor Contract Law of the People’s Republic of China which invalidate the Contract; or

(f)                                   under other circumstances stipulated by applicable laws and regulations.

If the Party A uses violence, threats or unlawful restriction of personal freedom to force Party B to work, or if Party A forces or instructs Party B to perform dangerous tasks which would endanger his personal safety in violation of laws or regulations, Party B may terminate the Contract immediately without giving any prior notice to Party A.

10.7.                     The financial compensation on termination will be determined according to applicable state laws and local regulations.

10.8.                     Alteration of the Contract

(a)                                 If there is any change in law, regulation or administrative rule pursuant to which the Contract has been concluded, the Contract shall be altered accordingly.

(b)                                 A force majeure renders performance of the Contract impossible, and both parties agree to alter the Contract upon consultation.

(c)                                  The provisions of the Contract may be altered upon the mutual consent of the parties.

(d)                                 Where Party A adjusts Party B’s work assignment and location without entering into any supplemental agreements in writing with Party A, and Party B does not object in writing within one month from the assumption of the position, it is deemed that Party B agrees with the adjustment.

ARTICLE XI
BREACH AND LIABLIITY

11.1.                     If a party breaches this Contract and causes damages to the other party, it shall compensate the other party for any losses and damages.

11.2.                     Where Party B accepts the trainings sponsored by Party A during the Contract Term, or there are non-compete restrictions, the parties shall proceed as agreed by both parties.

11.3.                     If Party B embezzles Party A’s properties causing a loss to Party A, Party B shall return the relevant properties and compensate Party A for any losses. Party B shall return any unjust enrichment to Party A if Party A is enriched at the cost of Party A without any legal ground.

ARTICLE XIIL

LABOR DISPUTE

12.1.                     The labor dispute settlement procedures (as set out below) shall apply to resolve the disputes between the Party A and Party B.

12.2.                     The labor dispute settlement procedures are set out as follows:

(a)                                 Parties settle the disputes through consultation firstly;

(b)                                 If the parties fails to reach an agreement upon consultation, either party  or both parties may file an arbitration request with a labor arbitration committee; and

(c)                                  If either Party disagrees with the arbitral award of the labor dispute arbitration committee, such Party may institute legal proceedings with the authorized people’s court where Party A is located within 15 days after notification of the arbitral award.

ARTICLE XIII

MISCELLANEOUS

13.1.                     This Contract shall be made in two identical originals, with Party A and Party B each holding one original. It shall take effect once the two parties sign their names or affix their seals, with both originals having the same legal effect.

13.2.                     For matters not addressed in this Contract, enforcement should be made with reference to other agreements made between the two parties, if there are no other agreements, to the applicable laws, regulations and administrative rules, if there are no applicable laws, regulations and administrative rules, both parties shall enter into supplemental agreements to this Contract based on the principal of equality and negotiated consensus.

13.3.                     If any provision of this Contract conflicts with any effective laws, regulations, and administrative rules, the laws, regulations and administrative rules shall prevail. If there are any amendments to the laws, regulations and administrative rules, the amended laws, regulations and administrative rules shall prevail.

Party B certifies he/she has carefully read the Contract, and he/she fully understands the provisions of the Contract. Party B has been informed of the job descriptions, work conditions and place, occupational hazard, work safety status, remuneration, etc. In addition, Party B is aware of and will strictly abide by Party A’s internal rules and polices, including, but not limited to, Employee Handbook.

Party A: Hutchison MediPharma Limited	Party B:

Signature (Chop):	Signature:

Date:	Date: